CONSENT OF INDEPENDENT ACCOUNTANTS





   We consent to the incorporation by reference in the registration statements of Millipore Corporation on Form S-8 (File Nos. 2-91432, 2-72124, 2-85698, 2-97280, 33-37319, 33-
37323, 33-59005, 33-10801, 33-11-790), on Form S-3 (File  Nos.
2-84252, 33-9706, 33-22196, 33-47213 and 333-23025) and on Form
S-4 (File No. 33-58117) of our report dated January 21, 1998, except for Note B, for which the date is February 6, 1998, on
our  audits  of  the  consolidated  financial  statements   of
Millipore Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is incorporated by reference in this Annual Report on Form 10-K.





COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
March 6, 1998